UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dominion Resources Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT ANNUAL SHAREHOLDERS’ MEETING INFORMATION - YOUR VOTE COUNTS!

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Important Notice Regarding the Availability of Proxy Materials for the Dominion Resources, Inc. Annual Meeting of Shareholders to be Held on May 8, 2012

You are receiving this notice because you owned shares of Dominion common stock as of the proxy record date and are therefore eligible to vote at the Annual Meeting of Shareholders to be held on May 8, 2012. Follow the instructions below to view the proxy materials and submit your voting instructions online or to request a paper or email copy. The items to be voted on and location of the Annual Meeting are on the reverse side of this notice.

This notice is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. Dominion’s 2012 Proxy Statement, 2011 Summary Annual Report and 2011 Annual Report on Form 10-K are available at www.ViewMaterial.com/D.

View Proxy Materials and Vote Online

Step 1:	Go to www.ViewMaterial.com/D.
Step 2:	Click the VIEW button next to the document you wish to review.
Step 3:	Click on VOTE.
Step 4:	Enter the 11-Digit Control Number (located by the arrow above).
Step 5:	Follow the instructions to record your vote. Votes will be accepted until 6:00 a.m. Eastern Time on the day of the meeting.

Request a Copy of Proxy Materials

If you want to receive a paper or email copy of the documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 24, 2012 to facilitate timely delivery.

Shareholder Meeting Notice

On Tuesday, May 8, 2012, Dominion Resources, Inc. will hold its 2012 Annual Meeting of Shareholders at the Fairmont Pittsburgh, 510 Market Street, Pittsburgh, PA 15222. The meeting will begin at 9:30 a.m. Eastern Time.

Matters to be voted on at this meeting are as follows:

•	Election of the 10 director nominees named in Dominion’s 2012 Proxy Statement;
•	Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2012;
•	An advisory vote on approval of executive compensation (“say on pay”);
•	Six shareholder proposals, if presented; and
•	Consideration of other business properly presented at the meeting.

The Board of Directors recommends a vote FOR the election of the 10 director nominees named in Dominion’s 2012 Proxy Statement, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2012 and FOR approving, on an advisory basis, the executive compensation of those officers named in Dominion’s 2012 Proxy Statement. The Board recommends a vote AGAINST the six shareholder proposals.

Information About Attending the Annual Meeting and Voting in Person

If you attend the 2012 Annual Meeting, you may vote your shares in person. In order to expedite the registration process, shareholders who attend the meeting will be asked to present an Admission Ticket and valid picture identification, such as a driver’s license or passport. An Admission Ticket can be requested by contacting Dominion Shareholder Services at 1-800-552-4034 or by emailing shareholder.services@dom.com. For more information on what to bring to be admitted to the Annual Meeting, please see page 6 of the Proxy Statement.

Directions to the 2012 Annual Meeting are available on www.dom.com/proxy.

How to Request a Copy of Proxy Materials

Contact us by Internet, telephone or email to request a paper or email copy of current proxy materials and to submit your preference for email or paper delivery of future meeting materials. You will be asked to provide the control number located on the front side (next to the arrow) of this notice.

Internet	Access www.SendMaterial.com
Telephone	Call 1-800-516-1564 toll free
Email

Send an email to papercopy@SendMaterial.com and include your control number in the subject line. Unless you instruct us otherwise, we will reply to your email with a copy of the proxy materials in PDF format for this meeting only.